EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Second Quarter 2022 Results

MATTOON, Ill., July 28, 2022 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended June 30, 2022.

Highlights

  Net income of $17.8 million, or $0.86 diluted EPS
  Adjusted net income (non-GAAP) of $18.5 million, or $0.90 diluted EPS
  Strong loan growth of $194.1 million, or 4.4% for the quarter
  Successful completion of bank merger and system conversion with Jefferson Bank and Trust (“Jefferson”)
  Board of Directors increases quarterly dividend by $0.01, or 4.5% to $0.23 per share

“Our second quarter was highlighted by our successful system conversion and integration of Jefferson Bank,” said Joe Dively, Chairman and Chief Executive Officer. “In addition, we had an unprecedented quarter of loan growth and delivered solid earnings through our multiple sources of income diversification. We continue to stress test our loans for the various macro-economic challenges and feel confident in the strength of our portfolio if there were to be an extended downturn.”

Net Interest Income

Net interest income for the second quarter of 2022 increased by $3.3 million, or 7.6% compared to the first quarter of 2022. Both interest income and interest expense increased in the quarter by $4.1 million and $0.8 million, respectively.   The increase in interest income was primarily driven by the full quarter benefit from the Jefferson acquisition, organic loan growth, and higher interest rates. Accretion income decreased by $0.2 million in the quarter to $0.9 million. Interest expense increased primarily from the full quarter of Jefferson, and rising rates in money market deposits and Federal Home Loan Bank borrowings.

In comparison to the second quarter of 2021, net interest income increased $4.1 million, or 9.5%. The increase was primarily the result of organic loan growth, the impact of the Jefferson acquisition, and rising interest rates.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 3.20% for the second quarter of 2022, which was 13 basis points higher compared to the prior quarter. Earning asset yields increased by 17 basis points and the average cost of funds increased 4 basis points.

In comparison to the second quarter of last year, the net interest margin decreased 2 basis points, and average cost of funds were flat.   The primary reason for the decrease was due to lower accretion income and PPP fee income compared to the second quarter of 2021.

Loan Portfolio

Total loans ended the quarter at $4.65 billion, representing an increase of $194.1 million compared to the prior quarter. Growth was primarily within our C&I and farm real estate sectors, partially offset by a decline in multifamily. We had a strong pipeline going into the quarter and most of the loans closed within the period. We also experienced an increase in utilization of lines of credit, which was partially offset by higher payoffs in the multifamily sector.

Asset Quality

The Company has always prided itself on a strong credit culture and the asset quality metrics for June 30, 2022 were strong. The allowance for credit losses (‘ACL’) increased by $0.6 million to $59.1 million with an ending ACL to total loans ratio of 1.27%. Provision expense was recorded in the amount of $0.9 million and net charge offs totaled $0.3 million. Also, at the end of the second quarter, the ratio of non-performing loans to total loans was 0.43%, and the ACL to non-performing loans was 296%.   The ratio of nonperforming assets to total assets was 0.36% at quarter end. Nonperforming loans declined by $2.5 million in the period to $19.9 million representing the lowest amount since the first quarter of 2018, which illustrates the strength of our asset quality position. Outstanding special mention and substandard loans improved in the quarter, declining to $35.8 million and $38.2 million, respectively.

Deposits

Total deposits ended the quarter at $5.32 billion, which represented a decrease of $168.3 million from the prior quarter. The decline was primarily in money market balances in the depository agreement with Promontory and Stifel, Nicolaus & Company, Inc. that was setup with the loan purchase in April of 2020. The Company’s average rate on cost of funds was 0.30% compared to 0.26% in the prior quarter, and flat versus the second quarter of 2021.

Noninterest Income

Noninterest income for the second quarter of 2022 was $18.6 million compared to $21.1 million in the first quarter of 2022.   The decrease compared to the prior quarter was primarily due to the seasonality of the insurance business, which was down by $1.5 million. In addition, other income includes an unrealized loss on equity securities of $0.7 million. Increases in service charges and debit card income were offset by decreases in mortgage banking and wealth management. The decrease in wealth management was the result of a combination of seasonally lower farmland sales and lower equity market values.

In comparison to the second quarter of 2021, noninterest income increased $0.3 million, or 1.5%. The year-over-year increase was driven by strong growth in our wealth management and insurance businesses and the addition of Jefferson, partially offset by a $1.4 million decline in mortgage banking revenue.

Noninterest Expenses

Noninterest expense for the second quarter of 2022 totaled $41.5 million compared to $40.4 million in the prior quarter. The increase was primarily driven by the full quarter inclusion of expenses from the Jefferson acquisition, including $1.0 million in nonrecurring integration expenses tied to the successful bank merger and system conversion.

In comparison to the second quarter of 2021, noninterest expenses decreased $4.5 million. The decrease was primarily driven by lower nonrecurring expenses from the integration of Providence and the branch consolidation efforts that occurred in the second quarter of 2021.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the second quarter 2022 was 58.5% compared to 58.6% in the prior quarter and 59.9% for the same period last year.

Capital Levels and Dividend

The Company’s capital levels remained strong and comfortably above the “well capitalized” levels. During the second quarter, significant loan growth increased risk-weighted assets resulting in a modest decrease in certain of the ratios. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.05%
Tier 1 capital to risk-weighted assets	12.16%
Common equity tier 1 capital to risk-weighted assets	11.79%
Leverage ratio	9.70%

The Company’s Board of Directors approved an increase of $0.01 to $0.23 to its quarterly dividend payable on September 1, 2022 for shareholders of record on August 18, 2022.

The Company’s tangible book value decreased in the quarter as a result of an increase in the unrealized loss position in the investment portfolio from higher interest rates. Had such impact not occurred in the unrealized loss position of the investment portfolio, tangible book value per share would have increased by 3.1% in the period.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $6.7 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, and Texas, and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 157 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses, and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; the severity, magnitude and duration of the COVID-19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the U.S., state and local governments, customers' businesses, the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s liquidity and capital positions, impair the ability of First Mid’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID-19 pandemic on First Mid’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

– Tables Follow –

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	As of
	June 30,	December 31,	June 30,
	2022	2021	2021

Assets
Cash and cash equivalents	$137,544	$168,602	$340,741
Investment securities	1,354,943	1,431,299	1,231,998
Loans (including loans held for sale)	4,648,663	3,995,523	3,796,304
Less allowance for credit losses	(59,075)	(54,655)	(54,597)
Net loans	4,589,588	3,940,868	3,741,707
Premises and equipment, net	90,766	81,484	82,099
Goodwill and intangibles, net	172,871	141,376	139,995
Bank owned life insurance	149,917	132,375	130,734
Other assets	165,293	90,578	123,308
Total assets	$6,660,922	$5,986,582	$5,790,582

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,369,756	$1,246,673	$1,157,009
Interest bearing	3,949,222	3,709,813	3,582,313
Total deposits	5,318,978	4,956,486	4,739,322
Repurchase agreement with customers	174,934	146,268	151,394
Other borrowings	386,286	86,446	112,753
Junior subordinated debentures	19,279	19,195	19,111
Subordinated debt	94,476	94,400	94,326
Other liabilities	40,701	49,893	57,610
Total liabilities	6,034,654	5,352,688	5,174,516

Total stockholders' equity	626,268	633,894	616,066
Total liabilities and stockholders' equity	$6,660,922	$5,986,582	$5,790,582

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022		June 30, 2022
	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$43,555	$40,795	$83,463	$76,681
Interest on investment securities	7,623	5,739	14,793	10,581
Interest on federal funds sold & other deposits	105	101	172	189
Total interest income	51,283	46,635	98,428	87,451
Interest expense:
Interest on deposits	2,523	2,262	4,671	4,746
Interest on securities sold under agreements to repurchase	137	57	204	127
Interest on other borrowings	645	445	921	819
Interest on jr. subordinated debentures	166	139	312	279
Interest on subordinated debt	986	985	1,972	1,969
Total interest expense	4,457	3,888	8,080	7,940
Net interest income	46,826	42,747	90,348	79,511
Provision for loan losses	907	(560)	3,859	11,576
Net interest income after provision for loan	45,919	43,307	86,489	67,935
Non-interest income:
Wealth management revenues	5,473	5,016	11,448	9,942
Insurance commissions	5,641	4,988	12,745	10,845
Service charges	2,236	1,539	4,292	2,903
Securities gains, net	2	73	2	77
Mortgage banking revenues	289	1,691	770	3,100
ATM/debit card revenue	3,214	3,141	6,112	5,840
Other	1,704	1,836	4,315	3,326
Total non-interest income	18,559	18,284	39,684	36,033
Non-interest expense:
Salaries and employee benefits	25,768	24,908	50,107	48,395
Net occupancy and equipment expense	6,073	5,482	12,228	10,452
Net other real estate owned (income) expense	218	1,966	185	2,044
FDIC insurance	436	478	862	930
Amortization of intangible assets	1,633	1,295	3,155	2,515
Stationary and supplies	325	235	636	551
Legal and professional expense	1,885	1,639	3,619	3,041
Marketing and donations	706	507	1,579	1,009
Other	4,471	9,503	9,569	14,676
Total non-interest expense	41,515	46,013	81,940	83,613
Income before income taxes	22,963	15,578	44,233	20,355
Income taxes	5,205	3,357	9,859	4,025
Net income	$17,758	$12,221	$34,374	$16,330

Per Share Information
Basic earnings per common share	$0.87	$0.68	$1.73	$0.92
Diluted earnings per common share	0.86	0.68	1.72	0.92

Weighted average shares outstanding	20,448,799	18,067,190	19,875,516	17,685,679
Diluted weighted average shares outstanding	20,529,523	18,120,210	19,947,227	17,738,699

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Interest income:
Interest and fees on loans	$43,555	$39,908	$39,711	$43,292	$40,795
Interest on investment securities	7,623	7,170	6,500	5,835	5,739
Interest on federal funds sold & other deposits	105	67	88	136	101
Total interest income	51,283	47,145	46,299	49,263	46,635
Interest expense:
Interest on deposits	2,523	2,148	2,057	2,234	2,262
Interest on securities sold under agreements to repurchase	137	67	52	52	57
Interest on other borrowings	645	276	336	359	445
Interest on jr. subordinated debentures	166	146	125	137	139
Interest on subordinated debt	986	986	985	985	985
Total interest expense	4,457	3,623	3,555	3,767	3,888
Net interest income	46,826	43,522	42,744	45,496	42,747
Provision for loan losses	907	2,952	2,472	1,103	(560)
Net interest income after provision for loan	45,919	40,570	40,272	44,393	43,307
Non-interest income:
Wealth management revenues	5,473	5,975	6,261	4,204	5,016
Insurance commissions	5,641	7,104	4,150	3,932	4,988
Service charges	2,236	2,056	2,067	1,838	1,539
Securities gains, net	2	-	36	11	73
Mortgage banking revenues	289	444	890	1,477	1,691
ATM/debit card revenue	3,214	2,898	3,074	3,060	3,141
Other	1,704	2,611	1,646	1,837	1,836
Total non-interest income	18,559	21,088	18,124	16,359	18,284
Non-interest expense:
Salaries and employee benefits	25,768	24,302	20,424	21,092	24,908
Net occupancy and equipment expense	6,073	6,155	5,712	5,382	5,482
Net other real estate owned (income) expense	218	(33)	315	1,507	1,966
FDIC insurance	436	426	406	268	478
Amortization of intangible assets	1,633	1,522	1,462	1,414	1,295
Stationary and supplies	325	311	311	299	235
Legal and professional expense	1,885	1,734	1,811	1,878	1,639
Marketing and donations	706	873	1,915	679	507
Other	4,471	5,098	4,038	3,802	9,503
Total non-interest expense	41,515	40,388	36,394	36,321	46,013
Income before income taxes	22,963	21,270	22,002	24,431	15,578
Income taxes	5,205	4,654	5,168	6,105	3,357
Net income	$17,758	$16,616	$16,834	$18,326	$12,221

Per Share Information
Basic earnings per common share	$0.87	$0.86	$0.93	$1.01	$0.68
Diluted earnings per common share	0.86	0.86	0.93	1.01	0.68

Weighted average shares outstanding	20,448,799	19,295,860	18,086,949	18,083,126	18,067,190
Diluted weighted average shares outstanding	20,529,523	19,358,457	18,135,380	18,136,146	18,120,210

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)
	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Loan Portfolio
Construction and land development	$141,072	$131,504	$145,118	$180,061	$141,568
Farm real estate loans	350,159	280,993	279,272	278,788	277,362
1-4 Family residential properties	424,230	417,232	400,313	412,565	394,902
Multifamily residential properties	330,600	369,926	298,942	306,911	274,910
Commercial real estate	1,976,654	1,965,321	1,666,198	1,583,255	1,480,198
Loans secured by real estate	3,222,715	3,164,976	2,789,843	2,761,580	2,568,940
Agricultural operating loans	142,406	121,708	151,484	126,534	123,101
Commercial and industrial loans	1,036,987	935,454	832,008	835,860	864,554
Consumer loans	94,828	89,685	78,442	80,064	84,541
All other loans	151,727	142,738	143,746	143,731	155,168
Total loans	4,648,663	4,454,561	3,995,523	3,947,769	3,796,304

Deposit Portfolio
Non-interest bearing demand deposits	$1,369,756	$1,373,881	$1,246,673	$1,242,950	$1,157,009
Interest bearing demand deposits	1,453,932	1,482,556	1,452,765	1,416,361	1,418,717
Savings deposits	683,944	685,228	626,523	612,404	598,232
Money Market	1,158,724	1,280,129	1,068,473	1,075,852	842,771
Time deposits	652,622	665,511	562,052	640,995	722,593
Total deposits	5,318,978	5,487,305	4,956,486	4,988,562	4,739,322

Asset Quality
Non-performing loans	$19,981	$22,465	$22,036	$27,723	$30,410
Non-performing assets	24,190	27,269	27,055	33,359	37,648
Net charge-offs (recoveries)	307	(5)	1,800	1,717	261
Allowance for credit losses to non-performing loans	295.66%	260.29%	248.03%	194.72%	179.54%
Allowance for credit losses to total loans outstanding	1.27%	1.31%	1.37%[1]	1.39%[1]	1.50%[1]
Nonperforming loans to total loans	0.43%	0.50%	0.55%	0.70%	0.80%
Nonperforming assets to total assets	0.36%	0.41%	0.45%	0.55%	0.65%
Special Mention loans	35,849	64,160	66,235	76,222	86,915
Substandard and Doubtful loans	38,155	38,801	46,862	51,119	56,387

Common Share Data
Common shares outstanding	20,448,799	20,437,183	18,080,303	18,083,126	18,078,474
Book value per common share	$30.63	$32.61	$35.06	$34.69	$34.08
Tangible book value per common share(2)	22.17	24.07	27.24	26.80	26.33
Market price of stock	35.67	38.49	42.79	41.06	40.51

Key Performance Ratios and Metrics
End of period earning assets	$6,024,815	$6,038,542	$5,504,517	$5,542,199	$5,269,882
Average earning assets	5,975,821	5,817,752	5,539,819	5,396,239	5,380,411
Average rate on average earning assets (tax equivalent)	3.50%	3.33%	3.37%	3.67%	3.52%
Average rate on cost of funds	0.30%	0.26%	0.26%	0.29%	0.30%
Net interest margin (tax equivalent)(2)	3.20%	3.07%	3.11%	3.38%	3.22%
Return on average assets	1.08%	1.05%	1.12%	1.25%	0.84%
Return on average common equity	11.02%	9.95%	10.74%	11.67%	8.00%
Efficiency ratio (tax equivalent)(2)	58.45%	58.59%	55.75%	52.73%	59.91%
Full-time equivalent employees	1,025	1,050	965	960	960

[1]Excludes Paycheck Protection Loans
[2]Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended June 30, 2022
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$52,006	$89	0.69%
Federal funds sold	4,660	6	0.52%
Certificates of deposits investments	1,912	10	2.10%
Investment Securities:
Taxable (total less municipals)	1,098,389	5,346	1.95%
Tax-exempt (Municipals)	337,261	2,882	3.42%
Loans (net of unearned income)	4,481,593	43,749	3.92%

Total interest earning assets	5,975,821	52,082	3.50%

NONEARNING ASSETS
Cash and due from banks	114,362
Premises and equipment	89,605
Other nonearning assets	442,860
Allowance for loan losses	(58,744)

Total assets	$6,563,904

INTEREST BEARING LIABILITIES
Demand deposits	$2,656,507	$1,804	0.27%
Savings deposits	684,708	124	0.07%
Time deposits	646,565	595	0.37%
Total interest bearing deposits	3,987,780	2,523	0.25%
Repurchase agreements	178,632	137	0.31%
FHLB advances	230,636	640	1.11%
Federal funds purchased	1,341	5	1.50%
Subordinated debt	94,451	986	4.19%
Jr. subordinated debentures	19,252	166	3.46%
Other debt	55	-	0.00%
Total borrowings	524,367	1,934	1.48%
Total interest bearing liabilities	4,512,147	4,457	0.40%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,363,548	Average cost of funds	0.30%
Other liabilities	43,900
Stockholders' equity	644,309

Total liabilities & stockholders' equity	$6,563,904

Net Interest Earnings / Spread		$47,625	3.10%

Impact of Non-Interest Bearing Funds			0.10%

Tax effected yield on interest earning assets			3.20%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Net interest income as reported	$46,826	$43,522	$42,744	$45,496	$42,747
Net interest income, (tax equivalent)	47,625	44,292	43,492	46,165	43,359
Average earning assets	5,975,821	5,817,752	5,539,819	5,396,239	5,380,411
Net interest margin (tax equivalent)	3.20%	3.07%	3.11%	3.38%	3.22%

Common stockholder's equity	$626,268	$666,385	$633,894	$627,225	$616,066
Goodwill and intangibles, net	172,871	174,499	141,376	142,656	139,995
Common shares outstanding	20,449	20,437	18,080	18,083	18,078
Tangible Book Value per common share	$22.17	$24.07	$27.24	$26.80	$26.33

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Adjusted earnings Reconciliation
Net Income - GAAP	$17,758	$16,616	$16,834	$18,326	$12,221
Adjustments (post-tax):(1)
Acquisition ACL on non-PCD assets in provision expense	-	1,580	-	-	-
Branch optimization costs	-	-	-	999	960
Integration and acquisition expenses	777	469	225	348	4,634
Total non-recurring adjustments (non-GAAP)	$777	$2,049	$225	$1,347	$5,595

Adjusted earnings - non-GAAP	$18,535	$18,665	$17,059	$19,673	$17,816
Adjusted diluted earnings per share (non-GAAP)	$0.90	$0.96	$0.94	$1.08	$0.98

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$41,515	$40,388	$36,394	$36,321	$46,013
Other real estate owned property income (expense)	(218)	33	(315)	(242)	(751)
Amortization of intangibles	(1,633)	(1,522)	(1,462)	(1,414)	(1,295)
Branch optimization costs	-	-	-	(1,265)	(1,215)
integration and acquisition expenses	(983)	(594)	(285)	(440)	(5,866)
Adjusted noninterest expense (non-GAAP)	$38,681	$38,305	$34,332	$32,960	$36,886

Net interest income -GAAP	$46,826	$43,522	$42,744	$45,496	$42,747
Effect of tax-exempt income(1)	799	770	748	669	612
Adjusted net interest income (non-GAAP)	$47,625	$44,292	$43,492	$46,165	$43,359

Noninterest income - GAAP	$18,559	$21,088	$18,124	$16,359	$18,284
Gain on sales of investment securities, net	(2)	-	(36)	(11)	(73)
Adjusted noninterest income (non-GAAP)	$18,557	$21,088	$18,088	$16,348	$18,211

Adjusted total revenue (non-GAAP)	$66,182	$65,380	$61,580	$62,513	$61,570

Efficiency ratio (non-GAAP)	58.45%	58.59%	55.75%	52.73%	59.91%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.